UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Accuride Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Accuride Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Accuride Corporation

Commission File No.: 001-32483

The following is a copy of a letter sent by Accuride Corporation to its employees after entering into an Agreement and Plan of Merger, dated as of September 2, 2016, with Armor Parent Corp. and Armor Merger Sub Corp.

TO:                                                               All Accuride Associates

FROM:                                           Rick Dauch

DATE:                                              September 2, 2016

SUBJECT:                         Accuride Reaches Agreement With Crestview Partners

Today marks a historic milestone for all of us at Accuride and sets us on a positive new path for the future.

Today, after a thorough review by our Board of Directors, Accuride is announcing that we have reached a definitive agreement to sell the Company to Crestview Partners, a leading private equity firm based in New York, for $2.58 per share, a transaction value of approximately $477 million including debt and the value of post-retirement obligations.  The pending acquisition of Accuride by Crestview Partners will enable us to beneficially modify our existing capital structure, thereby improving our ability to generate higher levels of profitability and cash to reinvest in our business.  In addition, it will provide the company with the strategic and financial support needed to pursue global growth. Crestview Partners is well positioned and disposed to make the investments needed to advance our business strategy and enhance our growth and continued competitiveness.

We expect that the transaction process will result in a sale closing during the fourth quarter of 2016, following approval by Accuride shareholders and completion of customary regulatory reviews.  Once regulatory approvals are granted and the closing of the transaction occurs, Crestview will take ownership of Accuride.  Afterwards, Accuride will operate as an independent business within Crestview’s portfolio of companies. Our newly-private company will serve as a platform for further consolidation across the global wheel and wheel end components sectors.

Today begins an important new chapter for our business.  Our Executive Leadership Team will be working to prepare Accuride for the transition to new ownership.  It is essential that everyone at Accuride remains focused on maintaining our world class operational performance, supporting our customers, growing our business and achieving targeted business results.  Clearly, successfully transitioning Accuride to a privately-held company in the coming months will take everyone’s full support and effort.

We understand that you will have questions about this process.  We will answer as many of them as possible when we hold meetings with you at our plants and offices today and in the days ahead.  As additional information about the transaction process becomes available, we will keep you updated.

We feel strongly that Crestview is a strong partner for Accuride.  They are respected for their integrity and expertise in managing assets, and well regarded for enhancing the value of their holdings.  We are confident that under Crestview’s stewardship, Accuride will receive the resources and support we need to realize our vision of becoming the premier supplier of wheel end system solutions to the global commercial vehicle industry.

Be The Best!  What Else is There?

/s/ Rick Dauch
Rick Dauch
President and CEO

Additional Information About the Acquisition and Where to Find It

A special meeting of the stockholders of Accuride will be announced as promptly as practicable to seek stockholder approval in connection with the proposed merger.  Accuride expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger between Accuride and Armor Merger Sub Corp. The definitive proxy statement will be sent or given to the stockholders of Accuride and will contain important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s stockholders in connection with the merger will be set forth in Accuride’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the merger. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride’s stockholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.